                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of our report dated February 26, 2002, relating to the consolidated financial statements, which appears in Redwood Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 26, 2002, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
September 19, 2002